Opinion of Thomas C. Jepperson, Esq.

May 15, 2012

Questar Gas Company
333 South State Street
P.O. Box 45360
Salt Lake City, UT 84145-0360

Re:    Questar Gas Company
Registration Statement on Form S-3

Ladies and Gentlemen:

I am acting as counsel to Questar Gas Company, a Utah corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on May 15, 2012, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), to provide for the registration by the Company of one or more series of the Company’s debt securities (collectively, the “Debt Securities”) to be issued pursuant to that certain Indenture dated as of May 1, 1992 (the “Indenture”) between the Company and Wells Fargo Bank, National Association (the “Trustee”), as successor trustee to Wells Fargo Bank Northwest, N.A. (formerly known as First Security Bank, N.A.).
This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Debt Securities.
In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

1)	the Registration Statement relating to the Debt Securities;

2)	the Restated Consolidated Articles of Incorporation of the Company, as amended and currently in effect (the “Articles of Incorporation”);

3)	the Bylaws of the Company, as amended and currently in effect (the “Bylaws”);

4)	the Indenture;

5)	the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

6)	resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) or committees thereof relating to the registration of the Debt Securities and related matters.
I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, conformed, certified or photostatic copies, and the authenticity of the originals of such copies.  In making my examination of executed documents, or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. I have also assumed that any Debt Securities that may be issued will be issued in a form that complies with the Indenture and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee.  As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.
My opinion set forth herein is limited to the Utah Revised Business Corporation Act and published decisional authority thereunder (“Opined on Law”).  I do not express any opinion with respect to the laws of any other jurisdiction other than the Opined on Law or as to the effect of any such laws on the opinion set forth herein.  I am admitted to the Bar of the State of Utah, and to the extent that the opinion set forth herein relates to matters under the internal laws of the State of New York, I have relied on the opinion of Latham & Watkins LLP, special counsel to the Company, which is being filed as Exhibit 5.2 to the Registration Statement.
Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that with respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when the Board of Directors, including any appropriate committee appointed thereby, has approved the issuance, sale and terms of the Offered Debt Securities and related matters in accordance with the Opined on Law, the Articles of Incorporation and the Bylaws, the Offered Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company.
I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement, dated the date hereof.  I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thomas C. Jepperson _____________
Thomas C. Jepperson
Executive Vice President, General Counsel &
Corporate Secretary
Questar Gas Company